Investor & Analyst Day October 4, 2019 “Ready to Run” Together with you, we make a house a home.

Disclaimer Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which include, but are not limited to, statements related to the Company’s expectations regarding the anticipated benefits of the merger with Starwood Waypoint Homes, the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks associated with achieving expected revenue synergies or cost savings from the merger, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I. Item 1A. Risk Factors," of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in the Company’s filings with the SEC. The forward- looking statements speak only as of the date of this presentation, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law. Non-GAAP Financial Measures This presentation includes Net Operating Income (“NOI”), Same Store (“SS”) NOI Growth, and Same Store Core NOI margin, which are “non-GAAP financial measures,” within the meaning of SEC rules and regulations that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). These non-GAAP financial measures should be considered along with, but not as an alternative to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP. See “Non- GAAP Reconciliations” for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for historical periods. A reconciliation of the anticipated full-year 2019 SS NOI Growth Guidance Midpoint to the closest GAAP financial measure is not available on a forward-looking basis without unreasonable efforts because the Company is unable to reasonably predict certain items contained in the GAAP measure, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company’s GAAP results for the guidance period. 2

Las Vegas READY TO RUN Introductory remarks and agenda 3

Ready to Run Invitation Homes (IH) is ready to lead the next leg of the single-family rental growth story  Favorable industry fundamentals; early stages of a long-term growth story  Strategically positioned IH locations and scale that create a moat and enhance growth opportunities  Innovative team committed to optimizing the resident experience and driving operational efficiency  Refined, integrated platform positioned better than ever to pursue opportunities for value creation ...WE ARE READY TO RUN! 4

A Track Record of Growth and Value Creation

Invitation Homes is Ready to Run

Aggregation

- Invested home-by-home to build a unique portfolio with industry-leading scale in high-growth markets
- 95% of homes purchased in one-off transactions

Platform Innovation and Stabilization

- Built efficient platform leveraging local experts and technology
- Stabilized occupancy to 90%+ for total portfolio and 95%+ for Same Store

Optimization

- Incorporated robust revenue management tools
- Refined processes for expense management
- Pruned sub-optimal homes and recycled capital
- 7%+ SS-NOI growth CAGR

Merger Integration and Refinement

- Combined the best of two industry-leading portfolios and platforms
- Fine-tuned processes and systems to position for optimal execution and future growth
- 65%+ SS-Core NOI margin

Ready to Run

- External growth
- Leasing innovation
- ProCare enhancement
- Ancillary services
- Active asset management and value enhancing capex
- Significant organic upside



Home Count
90K
80K
70K
60K
50K
40K
30K
20K
10K
0K
First-ever institutional SFR securitization
Rollout of Pod-Based Local Ops Model
First IH Bulk Disposition
Resident First Look™ Program Launch
ProCare Proactive Maintenance Rollout
First-ever institutional SFR GSE Financing
Initial Public Offering
Merger with Starwood Waypoint
First IH Term Loan from Insurance Company
2013
2014
2015
2016
2017
2018
2019
Future

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invitation homes

Today You Will Hear From our Experienced Executive Team... Invitation Homes has a deep and experienced team with a track record of innovation and execution Dallas Tanner Ernie Freedman Charles Young President, Chief EVP, Chief EVP, Chief Executive Officer Financial Officer Operating Officer  7 years at Invitation  4 years at Invitation  7 years at Invitation Homes (Co-Founder) Homes Homes / SFR / SWAY  Treehouse Group  AIMCO (NYSE: AIV)  Mesa Development ▪ Single-Family  HEI Hotels & Resorts  Goldman Sachs ▪ Multifamily  GE Real Estate (NYSE: GS) ▪ Manufactured  Ernst & Young  Board Positions: Housing ▪ Stanford Board of ▪ Property Mgmt. Trustees ▪ Federal Home Loan Bank of Chicago 6

... And From Our Deep Team of Best-in-Class Senior Leaders

Invitation Homes has a deep and experienced team with a track record of innovation and execution

Investing and Asset Management



John Gibson
EVP, Portfolio Management

- **3 years** at INVH
- Goldman Sachs / Archon Group



Peter DiLello
SVP, Investment Management

- **7 years** at INVH
- Watermarke Properties
- Griffin Communities



Dan Scanlon
SVP, Asset Management

- **7 years** at INVH
- Real Estate Valuation Consultancy

Operations



Tim Lobner
EVP, Operations

- **7 years** at INVH
- Trammell Crow Co.
- U.S. Navy (Submarine Officer)



Jiggs Foster
SVP, Marketing

- **4 years** at INVH
- Diageo
- Procter & Gamble



Angie Luna
SVP, Field Operations - West

- **6 years** at INVH
- Carmel Partners
- Riverstone Residential Group



Alicia Macphee
SVP, Field Operations - East

- **7 years** at INVH
- Prudential Georgia Realty
- Pulte Homes

Support Functions



Mark Solls
EVP, Chief Legal Officer

- **4 years** at INVH
- DentalOne Partners
- Wyndham Intl.
- Dal-Tile Intl.



Liuba Baban
SVP, Associate General Counsel

- **3 years** at INVH
- DexYP
- Baker McKenzie



Kristi DesJarlais
SVP, Communications

- **1 year** at INVH
- Saxum
- ConocoPhillips



Kim Norrell
SVP, Chief Accounting Officer

- **5 years** at INVH
- AIMCO
- CW Capital
- Olympus Real Estate



Jon Olsen
SVP, Finance & Head of Capital Markets

- **7 years** at INVH
- Goldman Sachs
- BAML
- Jefferies

[ ] Denotes speaker at today's presentations.

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invitation homes

Agenda I. Surveying the Track What is our opportunity? Pg 9 The Macro Opportunity Pg 10 Our Strategic Position and Competitive Advantages Pg 18 II. It Must Be the Shoes How the platform we have built positions us to maximize our opportunity Pg 25 Introduction to “The Invitation Homes Way” Pg 26 The IH Way – Acquisition/Rebuy and Make-Ready of the Home Pg 32 The IH Way – Revenue Management and Customer Acquisition Pg 37 The IH Way – Resident Service and ProCare Pg 44 III. Growing Our Lead How we’ll create value beyond organic growth Pg 58 External Growth Opportunity Pg 60 Asset Management and Value Enhancing Capex Pg 64 Innovation in Leasing and Customer Acquisition Pg 73 Enhancing the Resident Experience Pg 82 IV. Concluding Remarks and Q&A Significant upside – ready to run toward the opportunity Pg 87 8

Southern California I. SURVEYING THE TRACK What is our opportunity? 9

The Macro Opportunity 10

Meeting an Underserved Need in the Housing Market IH provides a superior experience, but today serves only 0.5% of the growing demand for single-family rentals U.S. Housing Summary (1) Growing Single-Family Rental Demand 125 Million Households Single-Family Rental Households Owned: 64% 17M (80M units) 13M Rented: 36% (45M units) 9M 5M 06 07 08 09 10 11 12 13 14 15 16 17 18 2Q19 45 Million Rental Households Mobile Homes, Single-Family Boats, Etc.: 4% Single-Family Rental (SFR) Market Share (1)(2) Rental: 36% (2M units) (16M units) Home Count by Owner Type 10+ Unit "Mom & Pops" 15.4 million Apartments: 31% 2-9 Unit (14M units) Apartments: 29% Institutional (13M units) Owners 0.3 million ________________________________________________ (1) Source: John Burns Real Estate Consulting. (2) Source: Public company home counts from public filings as of 2Q19; Private company home counts estimated using HouseCanary data. 11

Demographics to Drive Household Formation John Burns Real Estate Consulting expects 12.5M net households to be formed over the next 10 years  Significant pent-up demand in millennial generation likely to move toward single-family rental over the next decade Current Population by Age Cohort Percentage of 30-Year-Olds Hitting ‘Adult’ Milestones (millions of people) Future Delayed milestones = significant future demand Demand 1975 2015 24 56% Own a home 23 23.3 33% Avg. IH Resident Age: 39 22 76% 22.1 Live with a child 21.9 47% 21 21.1 21.2 20.9 Have ever 89% 20 married 57% 19.6 19 90% Live on their own 70% 18 15-19 20-24 25-29 30-34 35-39 40-44 45-49 ________________________________________________ Source: U.S. Census Bureau and John Burns Real Estate Consulting. 12

SFR Is Likely to Continue Capturing a Large Share of HH Formations Trends in consumer preference and affordability continue to move toward rentership versus homeownership  IH offers high-quality homes and service in attractive neighborhoods, without the commitment of homeownership U.S. Renters’ Views on Renting versus Owning U.S. Renters’ Views on Future Likelihood of Owning a Home 13% 14% 20% 17% 15% 18% 20% 23% 20% 19% 21% 21% 46% 52% 57% 54% 62% 29% 58% 40% 37% 42% 35% 29% 26% 26% 27% 24% 19% 18% Jan 16 Mar 17 Aug 17 Feb 18 Aug 18 Apr 19 Mar 15 Aug 17 Apr 19 I have no interest in ever owning a home Extremely likely Somewhat likely Renting is a good choice for now Not very likely Not at all likely I want to own ________________________________________________ Source: Freddie Mac’s Profile of Today’s Renter. 13

Supply is Constrained Shortfall in single-family home construction is likely to continue  Homebuilders cite rising labor costs, materials costs, impact fees, and regulatory hurdles as barriers to new supply  Replacement cost increases for single-family housing continue to outpace consumer inflation and household income growth Total Housing Permits (Single and Multifamily) as a % of Households in Invitation Homes’ Markets 4.0% Single-Family Multifamily 80-'19 Avg 3.0% 2.0% 1.0% 0.0% 1980 1983 1986 1989 1992 1995 1998 2001 2004 2007 2010 2013 2016 2019 ________________________________________________ Source: U.S. Census Bureau and John Burns Real Estate Consulting. 14

Barriers to New Supply are Higher at Our Price Points Rising input costs have pushed homebuilders to focus on larger homes at higher price points  Invitation Homes’ portfolio competes primarily at the in-fill “move-up” home segments of the housing market ▪ Average purchase price on new acquisitions in YTD 2019 for Invitation Homes was $299k(1)  Nationally, new home sales at sub-$300k price points in 2018 were a record-low 43% of all new home sales, vs. 75% in 2009 Median Price of New Supply Percentage of New Homes Built with < 1,800 Square Ft 40% $400K 37% New Home Median Price - INVH Markets New Home Median Price - U.S. $360K (2) INVH Implied Enterprise Value per Home 30% $320K 23% $280K 20% $240K $200K 10% 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 ________________________________________________ Source: John Burns Real Estate Consulting. (1) Year-to-date as of 9/27/2019. (2) INVH implied enterprise value per home based on 9/27/2019 closing stock price of $29.61 per share. 15

A Great Business to Own Throughout the Economic Cycle Single-family rental performance can be strong regardless of economic trends Scenario: Strong Economic Growth, Higher Rates Scenario: Slower Economic Growth, Lower Rates  Job growth could support stronger household formation  Economic uncertainty could reduce moveouts to homeownership and benefit occupancy  Higher mortgage rates could increase the cost of homeownership  Slower job growth may result in lower rates of household formation, but could increase SFR’s share of formations  Wage growth could support residents’ ability to absorb rent increases and increase demand for ancillary services  External growth opportunity could become more attractive in the world’s most liquid real estate asset class; flexibility  Asset values could benefit from home price appreciation to asset manage on a unit-by-unit basis Key Structural Tailwinds Likely Benefit Invitation Homes Regardless of Macroeconomic Fundamentals  Demographics (aging millennial generation) supportive of household formation  Mature, stable Invitation Homes resident base – $100k average annual income across 2 wage earners; 39 year average age  Cost efficiency upside with earlier-stage platform versus other real estate types 16

Differentiated Asset Class Deserves Premium Valuation We believe outsized growth prospects and a favorable risk profile should drive a premium valuation for SFR Single-Family Rental is a uniquely attractive asset class that warrants premium valuation versus other sectors  Strong long-term supply/demand fundamentals with cyclical hedges  Sticky, stable resident base  Significant diversification of assets within portfolio  Most liquid real estate asset class in the world  Flexibility to asset manage on a unit-by-unit basis  Value to both investors and owner-occupants (disposition channel optionality) 17

Our Strategic Position and Competitive Advantages 18

Differentiated Portfolio and Platform IH is strategically positioned around three pillars that enhance growth and the resident experience Outsized Growth and Unparalleled Resident Experience Location Scale Eyes in Markets • 70% of portfolio in Western • Over 4,700 homes per • 18 in-house investment U.S. and Florida market on average professionals in markets • In-fill neighborhoods • 814 operations personnel • 95% of revenue from across 34 local home pods • High barriers to markets with >2,000 homes homeownership • Proactive “ProCare” service visits by in-house techs • Outsized growth drivers • Density drives service efficiency and revenue • Local, in-house control of • Insulation from new supply management intel the resident experience 19

Location: High-Growth Markets High-growth markets; In-fill neighborhoods with proximity to jobs, transportation, and schools 70% of revenue from Western Seattle U.S. and Florida 5% Minne- apolis 2x greater 2% Northern Chicago household formation in IH California 4% 7% Denver markets versus U.S. avg 3% Las Vegas Southern 3% Nashville Carolinas California 1% 5% 13% Phoenix 30% lower 7% Atlanta Dallas Jacksonville single-family supply growth 3% 13% 2% than LT avg in IH markets Orlando Houston 7% 2% Tampa 10% South Florida 34% more 13% home price appreciation Percent of 2Q19 Core Revenues than U.S. avg since 2012 ________________________________________________ Sources: Household formation and supply growth data from John Burns Real Estate Consulting; home price appreciation data from S&P CoreLogic Case-Shiller indices. 20

Location: Stronger Demand Drivers in Invitation Homes’ Markets Household formations and job growth in Invitation Homes markets are outpacing the national average Projected Household Formations Projected Job Growth (Household Growth, 2019e) (Job Growth, 2019e) 2.1% 1.8% 1.3% 0.8% U.S. Average Invitation Homes Markets (1) U.S. Average Invitation Homes Markets(1) ________________________________________________ Source: John Burns Real Estate Consulting. (1) Weighted by total homes in each Invitation Homes market as of 6/30/2019. 21

Scale: Significant Density in In-fill Submarkets Industry-leading scale with an average of over 4,700 homes per market clustered in in-fill submarkets Southern California Seattle Phoenix  Number of Homes: 8,163  Number of Homes: 3,412  Number of Homes: 7,592  Avg. Monthly Rent: $2,397  Avg. Monthly Rent: $2,177  Avg. Monthly Rent: $1,350 ________________________________________________ Note: Home counts and average monthly rents are as of and for the quarter ended 6/30/2019. 22

Eyes in Markets: Best-in-Class Platform with Local Management

Local, high-touch service with eyes in markets enhances control over asset quality and the resident experience


Central strategy, tools, and oversight
18 Field investment personnel
80,322 homes
814 Field ops personnel covering 34 home pods
Collaboration

- **Local** resident service, leasing, and investment/asset management, with centralized oversight and tools
- **Proactive** resident care and asset preservation
- **Collaboration** between operations and investment teams to identify opportunities and drive consistency
- **Enhanced efficiency** through technology, process innovation, and data-driven performance management of both in-house personnel and vendor partners



Trailing Twelve Months Turnover Rate (Same Store)


35.8%
35.3%
34.5%
33.8%
32.4%
31.0%
30.1%
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19

Note: Home count is as of 6/30/2019.

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invitation homes

Differentiators Drive Results Location, scale, and eyes in markets drive consistent outsized growth 2017 SS-Revenue Growth 2018 SS-Revenue Growth 2019 SS-Revenue Growth Guidance Midpoint Invitation Invitation Invitation 4.2% 4.5% 4.3% Homes Homes Homes National National National 3.0% 2.6% 3.5% Residential Residential Residential Coastal Coastal Coastal 2.8% 2.5% 3.2% Residential Residential Residential 2017 SS-NOI Growth 2018 SS-NOI Growth 2019 SS-NOI Growth Guidance Midpoint Invitation Invitation Invitation 7.4% 4.4% 5.3% Homes Homes Homes National National National 3.5% 2.9% 3.7% Residential Residential Residential Coastal Coastal Coastal 2.9% 2.3% 3.4% Residential Residential Residential ________________________________________________ Note: National Residential represents simple average of AIV, AMH, CPT, MAA, and UDR. Coastal Residential represents simple average of AVB, EQR, and ESS. Data sourced from each company’s public filings. 24

Seattle II. IT MUST BE THE SHOES How the platform we have built positions us to maximize our opportunity 25

Introduction to “The Invitation Homes Way” 26

Our Mission, Vision, and Values Mission Together with you, we make a house a home. Vision Values Unshakeable Integrity Continuous Excellence We hold ourselves accountable We always find a way to Be the premier choice in home leasing by to act with honesty, trust and innovate and deliver. continuously enhancing our residents’ respect. Standout Citizenship living experience. Genuine Care We strive to benefit our We serve with heart. neighbors and our communities. 27

Real Resident Stories – The Invitation Homes Experience 28

Best in Class and Built to Last

We have thoughtfully constructed an operating platform that we believe combines best-in-class people, processes, and technology to efficiently deliver an unparalleled resident experience



Corporate
Markets
• 17 markets
• Avg ~4,700 homes
Pods
• 34 pods
• Avg ~2,300 homes
Investment Management
Revenue Management
Operations
Field Operations
Corporate Operations
SVP, West Division
SVP, East Division
National RTM Support
PM & Leasing Support
Marketing
Procurement
Fleet Management
Smart Home/ Utilities
Lease Admin
HOA/HAP
Leasing and Resident Care Call Center
Marketing/ Lead Gen
Brand and Social
Customer Experience
Investment Directors
Vice President, Operations
Director, Operations
Leasing Manager
RTM Director
Portfolio Director
Rnwl Coord.
Asst. PD
CSR-PM
Leasing
Rehab & Turn Mgr.
Maint. Mgr.
Super-intendent
Maint. Supervisor
CSR-FS
Maint. Tech.

	Today	Δ Pre-merger
Homes/Regional VPO	~8,000	+ 2,700
Homes/Market	~4,700	+ 1,000
Homes/Portfolio Director	~2,300	+ 1,400

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invitation homes

The Local Difference – Atlanta Example Economies of scale and technology enable us to operate efficiently with significant local presence in markets Atlanta - 12,430 Homes NW POD Team NE POD Team • 1 Vice President of Operations 3,351 Homes 3,296 Homes • 1 Director of Operations • 1 Rehab/Turn/R&M Director • 4 Portfolio Directors (POD) • 9 Portfolio Mgmt. Personnel • 17 Leasing Personnel • 16 Customer Care Reps • 74 Maintenance Techs/Supers SE POD Team Mack G., Maintenance Technician 2,950 Homes U.S. Army Veteran Resident Review: “I love Mack! He is a complete rock star! He is a courteous professional and gets the job done no matter what. He is the best maintenance person I've ever known and I have had many rental properties. He is a gem and IH is very lucky to have him SW POD Team as an employee. Mack is the best 2,833 Homes thing ever!” ________________________________________________ Note: Home counts and personnel counts are as of 6/30/2019. 30

Curating The Resident Journey

The sections that follow will walk through how we curate each step of the resident journey

- **Acquisition or Rebuy of the Home**
- **Make-Ready of the Home**
- **Revenue Mgmt and Customer Acquisition**
- **Resident Service and ProCare**


LEASE

Differentiated Approach

- Proactive, resident-centric philosophy
- Local management empowered by central tools
- Scale in markets to enhance efficiency and service
- In-house ownership and accountability for every step of the resident journey
- Processes embracing collaboration and innovation
- Asset management on a home-by-home level

Superior Results

- Resident satisfaction scores in the mid-4's out of 5
- Residential sector-low turnover in the low-30%'s
- 6%+ SS-NOI growth CAGR since 2016
- 95%+ average SS-occupancy every year since 2014
- SS-Core NOI margin of 65%+ and expanding

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invitation homes

The IH Way – Acquisition/Rebuy and Make-Ready of the Home Acquisition or Rebuy of the Home Resident Make-Ready of Service and the Home ProCare Revenue Mgmt and Customer Acquisition 32

The Acquisition Engine: Locally Driven, Centrally Supported IH combines local expertise with central support and technology to drive a multi-channel investment approach In-Market Investment Directors Centralized Support and Technology  Local experts with average IH tenure  Proprietary “AcquisitionIQ” to efficiently of 5 years manage acquisition pipelines across multiple channels, from source to close  Eyes on every asset before acquisition  Capital allocation planning and risk management down to the submarket level Best-in-Class  Local relationships to source Portfolio  Real-time mining of MLS to quickly opportunities both on and off-market identify opportunities to send to in- market directors  Collaboration with local operations  Proprietary underwriting tools to support teams to endorse and improve in-market directors underwriting 33

Channel Agnostic, Location Specific Participation in multiple channels puts eyes on more opportunities and maximizes selectivity across sources Multi-Channel Acquisition Approach Broker/MLS iBuyers Leverage AcquisitionIQ and Positioned to be “buyer broker network to maximize of choice” as the iBuyer deal flow market continues to grow Auction Investor Bulks Participate in municipal Active aggregation of 5+ and county auctions unit investor portfolios Builder Partnerships Sale Leaseback(1) Foster relationships to target Developing program targeting new-build supply in targeted supply owned by individuals interested neighborhoods In transitioning to leasing lifestyle ________________________________________________ (1) Channel currently in development. 34

We See Everything, but Buy with Discipline

Combination of technology and local eyes on assets enables disciplined buying from a large opportunity set



Acq Prospects
Needs Underwriting

16 items • Sorted by Property City • Filtered by all acq prospects • 5 more filters applied • Updated a few seconds ago

	ACQ PROSPECT ...	MARKET	PROPERTY STREET ADD...	PROPERT...	PROPERTY CITY
1	PROS-36046	Dallas	7914 Beef Creek Dr	76001	Arlington
2	PROS-36128	Dallas	7205 Lake Whitney Dr	76002	Arlington
3	PROS-36078	Dallas	1023 Aviary	76227	Aubrey
4	PROS-36088	Dallas	729 Hartsfield St	76227	Aubrey
5	PROS-36089	Dallas	4908 Spur Ridge Ct	76244	Fort Worth
6	PROS-36092	Dallas	2721 Lynx Ln	76244	Fort Worth
7	PROS-36134	Dallas	3817 Waxwing Cir S	76137	Fort Worth
8	PROS-35420	Phoenix	4057 W Cielo Grande	85310	Glendale
9	PROS-36091	Dallas	902 Santa Cruz Dr	76248	Keller
10	PROS-36094	Dallas	1321 Autumn Trl	75067	Lewisville
11	PROS-34757	Dallas	725 Partridge Dr	76131	Saginaw
12	PROS-36087	Phoenix	4322 E Shapinsay Dr	85140	San Tan Valley
13	PROS-35930	Phoenix	5821 S Kenwood Ln	85283	Tempe


AcqIQ Prospects Past 12 Months



IH Underwriting Cash Flow Estimates

Expected Gross Annual Rent @ UW	$24,300	Controllable Expenses @ UW	($2,945)
Stabilized Vacancy Loss @ UW	($1,131)	Direct Shared Services @ UW	($884)
Rental Income @ UW	$23,169		
Other Inc/Conc/Bad Debt @ UW	$1,698	Pro-forma NOI @ UW	$15,204
Total Revenue @ UW	$24,868		
Fixed Expenses (Inc. Pool) @ UW	($5,835)	EGI Margin @ UW	76.54%
Effective Gross Income @ UW	$19,033	NOI Margin @ UW	61.14%

IH Underwriting Cost Basis & Return Estimates

Purchase Price	$255,000	Purchase Price as % of MV	87.63%
Offer Price/Max Bid	$255,000	Cost Basis as % of MV	97.70%
Cost Basis Est @ UW	$284,303	Cost Basis as % of RPC	80.50%
Purchase Price PSF	$149	Cost Basis as % of Prior High	97.70%
Cost Basis Est @ UW PSF	$166	Effective Gross Yield @ UW	6.69%
Cap Rate @ UW	5.35%	Cost Basis Discount to MV	2.30%
Credits at Close	$3,000.00		



1 **Multi-channel approach maximizes opportunity set**
We source a wide set of initial opportunities by leveraging multiple channels: MLS, broker networks, iBuyers, auctions, home builder partners, and bulk.

2 **Proprietary technology quickly focuses the list**
AcquisitionIQ and other proprietary technology automatically filter homes outside our buy box. In the past 12 months, this process narrowed our acquisition prospect list to ~20,000 homes.

3 **Local Investment Directors evaluate opportunities**
Investment directors in the markets underwrote all 20,000 prospects in the last 12 months to approve offers on ~5,000 homes.

4 **Disciplined underwriting at the local level**
Of the ~5,000 offers made in the prior 12 months, ~2,000 were accepted and put under contract.

5 **Rigorous inspection and due diligence**
Local directors stay involved through inspection periods and request seller concessions as appropriate. Of the ~2,300 homes placed under contract in the past 12 months, ~1,650 have been acquired.

35

invitation homes

Market Analysis Methodology

"Macro to micro" approach to managing the portfolio across markets, submarkets, and neighborhoods

Markets



- External market-level economic trends and forecasts
  - MSA-level home price appreciation (HPA) and rent growth projections
  - Household formations and new build permits/supply
  - Employment and income growth
- Internal market performance indicators
  - Owned portfolio projected total return and rent growth
  - NOI margin and capex as % of revenue
  - Discount to replacement cost

Submarkets


Prosper
Frisco
Fort Worth
Dallas

- 235 total submarkets (clusters of 175 to 600+ owned properties)
- Submarkets aggregated into operating portfolios managed by portfolio directors
- Submarket analytics drive improved operations
- Capital allocated to accretive submarkets
- Dispositions targeted in underperforming or operationally challenging submarkets

Neighborhoods



- Targeted "in-fill" locations with low crime and close proximity to employment centers and good schools
- Household demographics (income, age, occupants under 18)
- Municipal factors (property tax rate, rental registration)
- HOA (dues, amenities)
- Location scores
- Property characteristics – "fits the target buy box"

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invitation homes

The IH Way – Revenue Management and Customer Acquisition Acquisition or Rebuy of the Home Resident Make-Ready of Service and the Home ProCare Revenue Mgmt and Customer Acquisition 37

Revenue Management is a Collaborative Effort Constant feedback loop between field teams and central teams is critical to maximizing revenues Revenue management tool sets pricing recommendation Field teams and Feedback from revenue mgmt. field and central counterparts teams is monitor demand incorporated into and adjust pricing model pricing Revenue mgmt. team reviews macro statistics to identify exceptions and outliers  Observations and data are leveraged throughout the feedback loop to support decision making: ▪ Field teams’ “on the ground” experience balances central revenue management team’s objective algorithms 38

Central Pricing Tools are Rooted in Objective Data Leveraging technology and artificial intelligence to build a smarter revenue management system ► Fully automated pricing model leveraged by central revenue management team ▪ Multiple internal, external, macro, and micro inputs to triangulate more reliable market-clearing prices ▪ Artificial intelligence algorithms to determine appropriate comp properties (objective) versus human-selected comps (subjective) ▪ Flexibility around operational strategy to adjust for lease expiration timing goals, negotiating position, exposure pockets, etc. Marketplace Data (homes currently on the market) Resolved Data (homes recently leased on the market) Data optimization algorithm Price recommendations for all new Internal Data and renewal leases reviewed by field Macroeconomic Trends ► Final price recommendations are closer to the “true” price of home, allowing IH to lease faster and maintain higher occupancy Competitive Situation 39

Leasing in Action – Central Pricing Recommendation Initial pricing recommendation set by algorithm based on numerous internal, external, macro, and micro inputs Rev Mgmt. Team Field Team Sets Price Activity Monitored by Application and Lease Recommends Price and Markets Home Central and Field Teams  Upon receipt of move-out notice, homes are placed into the revenue management team’s pricing pool ▪ Pricing is run weekly on all homes within the pricing pool using IH’s proprietary revenue management software  Revenue management analysts review the algorithm’s recommendations ▪ Pricing can be manually adjusted by analysts for a variety of strategic reasons 40

Leasing in Action – Field Team Pricing Input Field team adds pricing input based on on-the-ground insight and markets homes through multiple channels Rev Mgmt. Team Field Team Sets Price Activity Monitored by Application and Lease Recommends Price and Markets Home Central and Field Teams  Field teams recommend pricing adjustments when applicable based on local factors unknowable to central teams (e.g., a new neighborhood park soon to open down the street)  Homes are listed for pre-marketing on IH website typically 45 days prior to availability of the home for move-in  Listings are syndicated to search platforms (Zillow, Realtor, etc.) later in the pre-marketing journey ▪ Homes are assigned to submarket-specific leasing agents, and available for self-show using Smart Home technology 41

Leasing in Action – Monitoring and Adjustment Listings activity monitored by both central and field teams, and pricing adjusted as necessary Rev Mgmt. Team Field Team Sets Price Activity Monitored by Application and Lease Recommends Price and Markets Home Central and Field Teams  Activity at both the market and individual home level is monitored by both central revenue management and field teams ▪ Central and field teams discuss pricing together on weekly calls and on an ad hoc basis  Scale and density create more data, driving greater confidence in pricing adjustments based on lead generation and conversion ratios compared to other IH homes in the area 42

Leasing in Action – Application and Lease Options Lease options offered dynamically based on expiration curves Rev Mgmt. Team Field Team Sets Price Activity Monitored by Application and Lease Recommends Price and Markets Home Central and Field Teams  Applicants are offered multiple lease terms with variable pricing to manage the shape of lease expiration curves ▪ Multi-year leases include built-in market rent bumps after the first year  Once leased, data is fed back into the pricing model to better inform future decisions across the portfolio Lease Expiration Curve – Undisclosed Market 14% Actual Ideal 12% 10% 8% 6% 4% 2% 0% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 43

The IH Way – Resident Service and ProCare Acquisition or Rebuy of the Home Resident Make-Ready of Service and the Home ProCare Revenue Mgmt and Customer Acquisition 44

Resident Service: An Exercise in Creativity IH is obsessed with two pillars that drive our service philosophy: resident experience and operational efficiency; both require creative solutions to optimize Resident Experience  Provide a unique leasing lifestyle that reflects our genuine care for each resident and our concern for their home Resource Efficiency  Leverage technology to collapse time and distance  Maximize each resident and asset interaction Stakeholder Awareness  Enhance accountability through education 45

Expense Management Philosophy The most impactful expense management activity is to properly set expectations with residents Price  Impact Level: Low  Amount paid for a specific material or service  Leverage buying power and maximize use of internal resources Scope  Impact Level: Moderate  Breadth of work to be performed  Conduct regular property tours to refine market scope Condition  Impact Level: High  Condition of the home maintained by resident  Recurring and consistent resident education “If I had one hour to save the world, I would spend fifty-five minutes defining the problem and only five minutes finding the solution.” 46

The ProCare Lifecycle

ProCare proactive maintenance program designed to optimize each touch point with the resident and/or asset


Move-in
Move-out
Initial Showing / Leasing Interaction
ProCare Resident Orientation (RO)
ProCare 45-Day Maintenance Visit
Work Order General Property Condition Assessment Program
ProCare 6-Month Maintenance Visit
ProCare Pre-Move Out Visit (PMOV)
Move Out Inspection / Budget Creation

	Initial Showing / Leasing Interaction	ProCare Resident Orientation (RO)	ProCare 45-Day Maintenance Visit	Work Order General Property Condition Assessment Program	ProCare 6-Month Maintenance Visit	ProCare Pre-Move Out Visit (PMOV)	Move Out Inspection / Budget Creation
Educate Residents	✓	✓	✓	✓	✓	✓	
Make Repairs		✓	✓	✓	✓		✓
Check Home Condition	✓		✓	✓	✓	✓	✓

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The Right Local Staffing drives the Right Service Experience Market scale allows for proper local staffing structure to support rehab, turn, and maintenance operations Regional Rehab, Turn & Maintenance Staffing Model  Regional Rehab, Turn & Maintenance Director (11)  Manages 1-2 markets Vice President,  Single point of responsibility for asset preservation Operations and resident experience  Average tenure: 5.6 years Director Regional Rehab & Turn Team (173)  Rehab, Turns &  Maintenance  Locally manages and executes 100% of rehab and turn projects; ensures local spend accountability, vendor oversight and product quality control Regional Regional Rehab &  Average tenure: 4.0 years Maintenance Turn Manager Manager  Regional Maintenance Team (287)  Locally manages 100% of maintenance service and performs 50% of work in-house Customer Service Maintenance Superintendent Rep (FS) Supervisor  Allows for local ownership of resident relationship and quality control    Average tenure: 3.4 years Maintenance Technician  Regional Customer Service Team (46)  Serves as “front line” of local customer service  efforts  Average tenure: 2.3 years 48

Associate Optimization: Collapsing Time & Distance with Technology Locations visited per day and work orders handled per day have increased by 23% and 33% since Q1 2018 Locations Visited per Technician per Day Work Orders Handled per Technician per Day +23% +33% 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 49

Performance Management: The Truth is in the Data Real-time and historical performance reporting provides actionable data necessary for driving improvement  On-demand analytics and automated distribution of reports ensure company- wide consistency of expectations  Drill-down capabilities at the market, vendor and individual technician levels allow for targeted training or termination activities  Reporting is primarily focused on actionable key performance indicators (KPIs) and not simply on outcome metrics 50

Vendor Management: Protecting the Invitation Homes Brand Successful vendor management requires the right tools, setting expectations, and managing performance Capacity Analytics and Service Demand Projection  Training materials and videos designed to educate third party maintenance vendors regarding performance and customer service expectations  Forward-looking demand analytics to project service request volume  Capacity tracking tools and analytics to ensure intelligent outsourcing of jobs to vendors  Monthly vendor KPI scorecards and on-line dashboards to set expectations and provide actionable performance feedback Vendor Performance Scorecard 51

Vendor Management: Optimization through Technology Tech-enabled outsourcing using proximity and performance enhances vendor relationships and service quality  Geography-based job assignments reduce vendor windshield time and improve technician productivity  Monthly job assignment projections help vendors manage their business and staffing needs  Multi-tiered job award structure ensures adequate vendor “bench strength” across all geographic areas within each region 52

The Most Important Voice is the Voice of the Resident

Efforts to enhance residents' maintenance experience are yielding positive feedback



Resident Satisfaction Scores – Maintenance
4.60
4.40
4.20
4.00
3.80
4.32
4.49
Jan-18
Feb-18
Mar-18
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19







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Real Resident Stories: The ProCare Difference 54

Proactive Resident Engagement

30+ proactive resident engagement calls are made daily based on predictive analytics

❶ **Historical Work Order Data (500,000+ per year)**

❷ **Machine Learning**

❸ **Potential Issue Identification**

❹ **Proactive Outbound Calls**

❺ **Enhanced asset preservation and resident experience**

Algorithmic Search Leveraging Machine Learning

Key Word Examples	Key Metric Examples
• Upset • Escalate • Frustrated • Manager • Child • Super • Water	• Total Time On Site • Rescheduled Appointments • Linked Work Orders • Priority (i.e. Emergency) • Category (i.e. HVAC, plumbing) • Number of Check-ins • Time to Dispatch • Time spent pending schedule • Time spent pending vendor quote • Quote Needed • Quote Rejected

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The Turn Process: A Peek Under the Hood

Turns are a thoughtfully choreographed sequence of unique, measurable events designed for speed and quality

Pre Move-Out Visit → Move-Out Inspection → Turn → Resident Orientation

	Pre Move-Out Visit	Move-Out Inspection	Turn	Resident Orientation
What	▶ Meeting with outgoing resident to walk home prior to lease expiration	▶ Commencement of make-ready process	▶ Formal turn process to "ready" home for incoming resident	▶ Meeting with incoming resident
Why	▶ Set expectations regarding move-out home condition ▶ Capture asset details and photos for rebuy analysis and capital re-investment decisions ▶ Commence pre-work to expedite turn process	▶ Document move-out condition of home ▶ Scope and budget vacated property ▶ Assess resident chargebacks	▶ Restore home to clean, safe, and functional standard ▶ Make capital improvements	▶ Document move-in condition of home ▶ Educate resident about their responsibilities ▶ Train resident to use home systems; minimize unnecessary work orders ▶ Explain ProCare service program ▶ Address minor repair needs
When	21+ days prior to move-out	Within 1 day of move-out	1-15 days following move-out	1-3 days prior to move-in
Who	Superintendent (consistent, single point of ownership across every step)			
Where	At the home			

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Turn Management: Leveraging Data to Drive Results A hybrid operational structure with local and national workflows ensures optimal performance Operate Locally for Speed  Local manager and operator dashboards used to optimize workflows  Local superintendent scorecards used to measure performance and drive enhanced results Support Nationally for Consistency  Enforce consistent scoping and budgeting practices  Ensure compliance with procurement strategy  Drive effective allocation of work across contractor network  Ensure timely contractor payment 57

Denver III. GROWING OUR LEAD How we’ll create value beyond organic growth 58

Growing our Lead Driving additional value by pursuing strategic initiatives in each part of the resident journey Strategic Initiatives Acquisition or Rebuy of the Home:  Opportunistic acquisitions to grow net asset value and scale Acquisition or  Active asset management to enhance portfolio quality Rebuy of the Home Make-Ready of the Home:  Value enhancing capex to increase risk-adjusted returns and resident loyalty Resident Make-Ready of Service and the Home ProCare Revenue Management and Customer Acquisition:  Increased use of consumer analytics and pre-leasing to reduce days to re-resident  Further technology development to enhance leasing Revenue Mgmt efficiency and prospect experience and Customer Acquisition Resident Service and ProCare:  Expansion of resident service offerings to grow ancillary income and increase resident loyalty 59

Growing our Lead – External Growth Opportunity Acquisition or Rebuy of the Home Resident Make-Ready of Service and the Home ProCare Revenue Mgmt and Customer Acquisition 60

Substantial Opportunity for Accretive External Growth Over Time Housing dynamics provide ample opportunity for external growth across our acquisition channels  We are an efficient provider of best-in-class product and service in an industry (SFR) of which we own less than 1% today ▪ Within IH markets, we own only 0.4% of total single-family detached homes U.S. Single-Family Rental Market Share Single-Family Detached IH Share of (Homes owned) Market (SFD) Homes SFD Homes 15.4 million Atlanta 1,485,318 0.8% Carolinas 1,112,167 0.4% Chicago 1,991,566 0.2% Dallas 1,684,733 0.1% Denver 669,031 0.3% Houston 1,530,330 0.2% Jacksonville 389,977 0.5% Las Vegas 506,360 0.6% Minneapolis 866,450 0.1% Nashville 482,806 0.1% Northern California 1,960,349 0.2% Orlando 922,287 0.7% Phoenix 1,204,964 0.6% Seattle 891,340 0.4% South Florida 1,051,223 0.8% 0.1 million 0.2 million Southern California 3,325,790 0.2% Tampa 987,359 0.7% Invitation Homes Other Institutions "Mom & Pops" (0.5%) (1.5%) (98%) Total 21,062,050 0.4% ________________________________________________ Sources: John Burns Real Estate Consulting; American Community Survey PUMS; RCLCO, December 2018. 61

Ramping up Acquisitions to Capitalize on Market Fundamentals With an agile platform and team, IH has reacted opportunistically to quickly ramp up acquisition volume 2019 One-Off Acquisitions Homes acquired 250 230 200 173 150 142 98 98 100 88 74 64 65 50 0 Jan Feb Mar Apr May June July Aug Sep(1) 81 Homes Target 202 Homes Per Month Increase Per Month January – June July August – September Acquired 487 homes for Deployment target increased due to Acquired 403 homes for ________________________________________________$147M favorable market conditions $127M Note: All home counts refer to one-off acquisition channel only. (1) Represents acquisitions through 9/27/2019. 62

Near-term Portfolio Growth Strategy Growth will be focused in the Western U.S. and subscale target markets to drive efficiencies  Opportunity to buy below replacement cost in target locations at average cap rates in the mid-5%’s Seattle Denver NorCal Las Vegas Carolinas SoCal Phoenix Atlanta Dallas Houston Near-Term Target Buying Markets Orlando 63

Growing our Lead – Asset Management and Value Enhancing Capex Acquisition or Rebuy of the Home Resident Make-Ready of Service and the Home ProCare Revenue Mgmt and Customer Acquisition 64

Enhancing Returns Through Active Asset Management

Significant portfolio upside from capital recycling and reinvestment through our rigorous asset review program

Asset Review Process

- A property is automatically flagged for the asset decision making process if it meets certain criteria during pre-moveout visit



Value Enhancing Capex
Optimize and Harden
Existing Portfolio
Asset Decision Making
Meets Standards
Turn and Re-lease
Optimized Portfolio
Dispositions -> Acquisitions
De-Risk and Recycle Capital

- **Portfolio optimization** is achieved through Invitation Homes' asset decision making process. The asset management team performs regular "rebuy analyses" and reviews 25-40 homes in more detail every day (~8,000/year) with proprietary software
- Outcomes of asset reviews result in assignment of homes to one of three categories:
  - **Turn and re-lease:** For homes that meet IH's standards and are deemed most valuable remaining in the standard rental pool
  - **Value enhancing capex program:** For homes with opportunity to generate attractive risk-adjusted returns from targeted renovation (e.g., kitchen/bath upgrades in neighborhoods where data suggests upgrades will drive premium rents)
  - **Disposition process:** For homes where value maximization is more likely through a sale than through a long-term hold or value enhancing capex. Examples include geographic outliers or homes with operational issues driving subpar returns

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Value Enhancing Capex Opportunity Reinvesting in homes to simultaneously enhance resident loyalty, risk-adjusted returns, and asset durability Increased resident Scale loyalty Value Enhancing Data Double-digit NOI Project Scope yield on investment Experience in Markets Enhanced asset quality & durability  We see opportunity to expand value enhancing investment over the next several years  Multiple channels through which opportunities can be sourced: ▪ Pre-moveout visit: Superintendents trained to flag homes with certain criteria for asset management review ▪ Pre-marketing: Leasing managers use market insight to flag potential opportunities for revenue-enhancing upgrades ▪ Turn scope: After moveout, superintendent may flag for review if home has not been already ▪ Ad hoc rebuy analysis: Asset managers routinely perform rebuy analysis that can unearth value enhancing opportunities 66

Case Study – Value Enhancing Capex Mint Hill, NC Property Assessment Asset Review Marketing Update Lease Survey Completed Performed  Upon receiving move-out notice, a pre-move out visit (PMOV) is scheduled with the resident to: ▪ Assess condition of major elements of the home and identify potential upcoming turn needs ▪ Identify any potential challenges to leasing the property ▪ Identify opportunities to upgrade or harden the asset that may also drive additional rental revenue 67

Case Study – Value Enhancing Capex (Cont.) Mint Hill, NC Property Assessment Asset Review Marketing Update Lease Survey Completed Performed  Upon receipt of the property assessment survey, an algorithm searches for value enhancing investment opportunities  Identification of opportunities triggers a formal asset review to be performed by the asset management team ▪ Asset review includes evaluation of overall historical performance and generation of pro forma performance for the potential value enhancing investment 68

Case Study – Value Enhancing Capex (Cont.) Mint Hill, NC Property Assessment Asset Review Marketing Update Lease Survey Completed Performed  Initial evaluation of the Mint Hill home identified opportunities to upgrade numerous items throughout the home, including flooring, kitchen cabinets and countertops, fixtures, and appliances ($16,289 total)  Review of rental inventory in the market found insufficient upside to rent growth to justify the full initial scope suggested ▪ In collaboration with the local leasing, RTM, and operations teams, the scope was narrowed for return maximization to: granite countertops, stainless steel appliances, and LVP flooring in common/high-traffic areas ($9,855 budget) 69

Case Study – Value Enhancing Capex (Cont.) Mint Hill, NC Property Assessment Asset Review Marketing Update Lease Survey Completed Performed  Asset management alerts the local leasing manager and revenue management analyst to add the rental premium to the listed rate  Revenue management analyst coordinates with marketing to ensure that listing photos are updated for renovations and that listing language is updated to highlight upgraded items 70

Case Study – Value Enhancing Capex (Cont.) Mint Hill, NC Property Assessment Asset Review Marketing Update Lease Survey Completed Performed  The actual spend for the upgraded items in the Mint Hill home was $8,889 (under budget by $966)  After completion of value enhancing capex, the home leased in 12 days for $1,845/mo ($180 above “as is” market rent and $50 above underwritten post-value enhancing capex rent)  Resulting yield of 24% on incremental investment 71

Selective Dispositions Multi-channel process maximizes our opportunity  Disposition Pathways: Invitation Homes utilizes four main channels for the sale of homes to maximize net proceeds and execution speed Centralized Portfolio Goals Resident First Direct to Bulk Sales MLS/Broker LookTM Market Local Market Expertise • Target: Investors • Target: Current • Target: Investors • Target: Investors residents and end-users and end-users Asset Specifics  Market innovation: With the creation of the Resident First LookTM program, Invitation Homes has created a viable channel for asset sales with $31.5 million in gross proceeds as of 8/31/2019; IH also continues to evaluate established and emerging technology solutions and platforms that can provide greater market visibility and reduce frictional costs  Feedback loop: Disposition decisions involve collaboration between asset management, operations, and finance teams to ensure optimal execution for all stakeholders  SFR “is local”: Although centralized strategy is based on capital allocation goals and analytical review of the portfolio, the on-the-ground investment professionals determine the best possible pricing achievable given local market conditions 72

Growing our Lead – Innovation in Leasing and Customer Acquisition Acquisition or Rebuy of the Home Resident Make-Ready of Service and the Home ProCare Revenue Mgmt and Customer Acquisition 73

Leasing Innovation Opportunity We see opportunity to reduce days to re-resident over the next several years  Each one-day reduction in average days to re-resident adds approximately $1.6M to the bottom line  Reducing days to re-resident to the mid-30’s could make this a 97% structural occupancy business at today’s turnover rates Structural Occupancy Sensitivity to Days to Re-resident and Turnover: Average days to re-resident (DTRR) 33 36 39 42 45 46 49 27% 97.5% 97.3% 97.1% 96.9% 96.7% 96.6% 96.4% 28% 97.5% 97.2% 97.0% 96.8% 96.5% 96.5% 96.2% Average 29% 97.4% 97.1% 96.9% 96.7% 96.4% 96.3% 96.1% Current Turnover Turnover 30% 97.3% 97.0% 96.8% 96.5% 96.3% 96.2% 96.0% (trailing 12 months) Rate 31% 97.2% 96.9% 96.7% 96.4% 96.2% 96.1% 95.8% 32% 97.1% 96.8% 96.6% 96.3% 96.0% 96.0% 95.7% 33% 97.0% 96.7% 96.5% 96.2% 95.9% 95.8% 95.6% 10 day reduction Current DTRR in DTRR (trailing 12 months) 74

Key Initiatives to Reduce Days to Re-resident We are targeting opportunities to become more efficient in each step of the prospect search journey Efficient Prospect Search Journey Initial Search (Rent Head) Invitation Homes Awareness Smart Home High-Touch Digital Approval Online + In Person Website and Reminders Self-Tour Local Service and Move In We Make It EASY with EFFICIENCY and SPEED Focus Initiatives 1) Insights and analytics – Leverage customer insights and analytics to market more effectively and generate higher quality leads 2) Digital experience – Further develop technology to enhance leasing efficiency and the prospect experience 3) Pre-leasing – Refine steps in the prospect journey to make pre-leasing easier and more attractive to prospects 75

Becoming Smarter at Identifying Qualified Prospects We learn about residents via proprietary research, data analytics, focus groups, and attitude & usage studies Our Target and What They Want Schools Matter - Focus Groups  Families growing or in transition with kids and pets “The reason I'm leasing is because my son  Desire flexibility and updated homes with open spaces and yards wanted to play football for this school.” “I've been in the home 6 years. I've been  Safe neighborhoods close to work and schools leasing because of the school district.”  Ease of doing business – Resident Focus Groups, May 2019 Target Segments Single-Family Home Category Drivers (Top 2 Box)(1) Safe neighborhood 98% Affordable monthly rent 98% Easy to do business with 95% 24/7 emergency maintenance 90% Updated kitchen 87% THE EXPECTING TRANSITIONAL TRANSPLANT Updated bathrooms 83% 65% 29% 6% Garage 83% Seeking a safe space and Seeking a place of stability Seeking a “home base” in a schools for a growing family for their children new community Schools 80% ________________________________________________ (1) Invitation Homes 2018/19 Survey of 2,000 SFR Category Users. 76

Reaching Audiences More Effectively

We leverage consumer data & research to power an engine that continuously learns from prospect conversions

Our Target



PAM THE PROSPECT

"My husband and I are expecting another child. We need a spacious home near good schools for our kids, and a fenced yard for our puppy."

24/7 Tight Timeline to Find a Home

Heavily Digital

Expanding Family

How They Search: Rent Head

- Fast process <30 days to move
- Multiple sites and driving neighborhoods
- Multiple leads per home due to lack of response on other sites

5:45 WITH DIGITAL MEDIA
4:53 ON MOBILE
2:20 IN ONE APP

eMarketer 2019

How We Find Them:

Lookalike audience modeling based on digital search behaviors:

- Inflection points
  - E.g., more than one child increases likelihood to rent a house by 44%[1]
- Google search, ILS visits, and leads
- Time of day, week, and month
- Mobile-heavy

Best Performing Day and Time	Best Performing Time of Month
Wed/Thurs 4pm - 4:59pm	**Third Week**

Quantcast – Conversion Data

(1) Source: Simmons Research.

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Converting Applicants Faster

Prospecting engine and re-targeting data drives lead scores that inform prioritization of agents to “hot” leads

Digital Prospecting Engine

- Digital advertisements find **lookalike audiences** across the web
- **Reminder Journeys:**
  - Re-targeting with homes viewed on Facebook
  - Email marketing outperforming standards[1]
    - Double the open rate
    - More than 5x the click-through rate
  - Radio and Pandora
  - Leads scored and followed up with high-touch local service

Proprietary Website User Experience

- Search on proprietary website
  - Curated market pages
    - **Exclusive homes**
    - Featured homes
- **Personalized** leasing profile
  - Favorite homes
  - Saved searches
  - Rank favorite homes


This could be your peace of mind.
Worry-Free Friendly
Nicer homes.
Easier process.
Friendlier service.
invitation homes
Lease friendlier.

Digital Ad


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Email Marketing



Radio and Pandora

(1) Source: Mailchimp email marketing benchmarks.

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Enhancing our Digital Experience Developing digital experience upgrades to make pre-leasing easier and secure high-quality applicants better Future Digital User Experience Personalized Leasing Profile Concept (Future Vision)  Improved leasing profile ▪ Personalized search ▪ Easy login with social media ▪ Lead scoring ▪ Pre-approval  Webchat  Rent calculator  Floorplans and 3D tours Rerouting the Rent Head to our Website Website Sessions - 2019 vs 2018 Prospects from the 1,100 Invitation Homes website are 600 4x more likely to convert 100 Jan Feb March April May June July Aug Prospects spend on average (400) 27 minutes over multiple visits 2019 2018 Linear (2019) 79

Pre-leasing Opportunity

More effective pre-leasing can be a significant driver of reduction in days to re-resident

Pre-Leasing

Percent change year-over-year



12.8%
4.5%
6.4%
1Q19
2Q19
3Q19

- IH re-residents homes 34 days faster on average when a home is pre-leased versus not pre-leased
  - A 5% increase in pre-leasing percentage could reduce portfolio average days to re-resident by ~2 days, all else equal

Current Pre-leasing Initiatives

- Prospecting engine and education
- Exclusive homes
- Agent scoring

Leasing Agent Leaderboard

		Weights →	25%		25%	
		#Months with INVH	Leasing Volume		Pre-Leasing	
			August 2019 Top Agent Results			
NORCAL	Robin	33	1	100%	16	50%
LV	Courtney	6	31	78%	4	65%
SEA	Carol	67	34	75%	11	56%
SEA	Justine	49	1	100%	79	25%
NORCAL	Lisa	73	1	100%	16	50%
NORCAL	Kathleen E.	69	22	83%	5	64%
CAR	Kristen	19	24	82%	26	44%
LV	Lynn	69	55	67%	34	40%
SOCAL	Anita	9	55	67%	31	42%
SOCAL	Kimmberly	11	1	100%	2	67%
PHX	Cindy	25	1	100%	71	28%
CAR	Patrice	20	15	90%	79	25%
CAR	Lisa	74	27	81%	55	32%
JAX	Sabrina	31	16	89%	44	36%
PHX	Christine	74	11	92%	10	57%
CAR	Danielle	74	1	100%	79	25%
CAR	Nicolae	12	69	63%	22	46%

Agent Scoring Dashboard

Pre-Leasing Initiative Pipeline

- Pre-approval
- 3D tours and floorplans
- Standard home upgrades (e.g., LVP and stainless appliances)
- Lookalike pre-leasing audience

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Real Resident Stories – “It Was So Easy” 81

Growing our Lead – Enhancing the Resident Experience Acquisition or Rebuy of the Home Resident Make-Ready of Service and the Home ProCare Revenue Mgmt and Customer Acquisition 82

Who are Our Residents? As we learn more about our residents, we see an opportunity to create a more tailored experience Demographics  Avg. head of household age of 39 years old  Avg. annual income over $100,000  57% are married  60% have one or more child  56% have a family pet Interest in Additional Services  62% Pest control  60% Smart Home upgrades (e.g. doorbell)  58% Pet care  57% Lawn care  47% Cleaning 83

Ancillary Services – Identification and Prioritization We have taken a systematic approach to identifying achievable opportunities that align with resident demand  Our in-house ancillary services team has leveraged a quantitative framework to identify high-priority opportunities ▪ Began with an initial list of 60+ potential ancillary service offerings that were all quantitatively scored ▪ Narrowed the list down to 7 high-priority initiatives to focus on first Project Categories Quick Win Core Lease White Glove Strategic Blue Sky • Precedent in place today • Current responsibility of • All other goods or services • Cross-functional in nature • Currently uncategorized • Opportunity to enhance resident under lease terms, • Opportunity to add value- • Meaningful economic upside pending more detailed current offering via better with no optionality add products or services that • Significant implementation scoping of opportunity terms, pricing, etc. • Opportunity to reposition as fit with the leasing lifestyle lift • Will ultimately fit into the • Less intensive to implement an opt-in or opt-out service that residents demand other four categories Value Proposition Lease Resident Asset IH Benefit Friendly Adoption Preservation 84

Ancillary Services – Focusing on Our High-Priority List High-priority opportunities have been identified and implementation planning has commenced Opportunity Status Quick Wins Piloting in next 6 Smart Home Add additional smart features to enhance resident experience and increase IH profit margin months Core Lease Piloting in next 6 Pest Control Offer pest control to drive a more convenient resident experience and better asset preservation months Performing market HVAC / Filter Offer filter delivery to enhance resident experience, energy consumption, and asset preservation analysis Exploring options for Landscaping Offer lawn care to drive a more convenient resident experience and better asset preservation program design White Glove Performing market Pets Offer products/services to capture pet-related income while creating a pet-friendlier experience analysis Discussing opportunity Insurance Offer insurance options to add peace of mind for residents and annuity revenue streams for IH with potential partners Strategic Discussing opportunity Energy Partner to reduce energy costs for residents while creating a new revenue stream for IH with potential partners 85

Ancillary Services – The Opportunity We are in the very early stages of what the resident experience could look like Current State High-Priority Focus Initiatives Future Vision / Blue Sky  Reliable “genuine care” that creates  Enhanced leasing lifestyle that extends  Leading edge service provider to SFR peace of mind for residents with respect beyond basic housing needs and adds space to their fundamental housing needs value to more aspects of residents’ lives  Ancillary services:  Ancillary services:  Continuously evolving to meet the needs of residents ▪ Core Smart Home ▪ Enhanced Smart Home ▪ Pest control  Enhanced offerings to create economic ▪ HVAC filter delivery value to IH and meaningfully impact the resident experience to foster longer ▪ Landscaping services length of stay ▪ Pet services ▪ Insurance suite  Capture opportunities to create ongoing ▪ Energy savings partnership annuity type of products and services $15 – 30M annual ancillary income Above-inflationary ancillary income $1.3M Smart Home income in 2019e potential (ramping up over next 3yrs) growth and increased resident loyalty (less than 0.1% of monthly rent) (1 – 2% of monthly rent) (5%+ of monthly rent) Every 1% of revenue achieved in ancillary income equates to $0.03 per share 86

Atlanta IV. CONCLUDING REMARKS AND Q&A Significant upside – ready to run toward the opportunity 87

Ready to Run Invitation Homes is ready to lead the next leg of the single-family rental growth story  Favorable industry fundamentals; early stages of a long-term growth story  Strategically positioned IH locations and scale that create a moat and enhance growth opportunities  Innovative team committed to optimizing the resident experience and driving operational efficiency  Refined, integrated platform positioned better than ever to pursue opportunities for value creation ...WE ARE READY TO RUN! 88

Significant Growth Upside We are running toward multiple avenues of growth over the next several years 1) Organic Growth  Market fundamentals and our differentiated locations, scale, and platform drive opportunity for outsized revenue growth  Continued enhancement of processes and technology pave the way for incremental R&M and turn cost efficiencies 2) External Growth and Asset Management  Multi-channel approach powered by technology and local expertise to capture an accretive acquisition opportunity  Value enhancing capex investment to increase risk-adjusted returns and resident loyalty 3) Additional Strategic Operating Initiatives  Potential to create an additional $1B+ of value through ancillary income and days to re-resident initiatives alone Trailing Twelve Months NOI $1,088 million Potential NOI Upside from Strategic Initiatives Over Next Three Years Ancillary Income $15 - 30 million Reduction in Days to Re-resident $10 - 20 million Potential Upside $25 - 50 million Percentage of Trailing Twelve Months NOI 2.3% - 4.6% 89

Questions and Answers 90

Invitation Homes Investment Highlights

"Ready to Run" with a portfolio and platform strategically positioned to pursue multiple growth opportunities

Secular Growth Drivers for SFR	• Significant pent up demand in millennial generation likely to move toward single-family rental over the next decade • Barriers to new supply driving shortage of single-family homes relative to demand • IH meets an underserved need in the housing market, with superior product and service in a 98% mom-and-pop industry
Unique Competitive Advantages	• High-growth market footprint (70% of revenue from Western U.S. and Florida), with household growth 2x the U.S. average • Scale and market density drives efficiency, with over 4,700 homes per market on average (difficult to replicate today) • Local management, collaborating with central support, enhances control over asset quality and the resident experience
Long Runway for Further Value Creation	• Opportunistically creating value, growing scale, and enhancing portfolio through external growth and asset management • Expanding initiatives to enhance resident loyalty and NOI growth with ancillary services and value enhancing capex • Reducing days to re-resident through innovative use of consumer analytics and more efficient pre-leasing mechanisms
Attractive SFR Risk Profile	• Stickiness of residents and affordability versus homeownership enhance stability of demand throughout economic cycles • Granular nature of portfolio diversifies risk and allows for investment management on a unit-by-unit basis • Highly liquid transaction market; Flexibility to sell to investors or owner-occupants mitigates risk and enhances value
Serving our Communities	• Part of the housing affordability solution, helping families live in great neighborhoods without the cost of homeownership • ~$2B invested in renovations to enhance residents' experience, revitalize communities, and support local vendors • Culture of genuine care and giving back, with associates volunteering almost 2,000 hours annually in local communities

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Glossary and Non-GAAP Reconciliations 92

Glossary Acquisition Cap Rate Acquisition cap rate represents forecast nominal NOI for the twelve months following stabilization, divided by estimated invested basis (the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes). Average Monthly Rent Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease. Average Occupancy Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period. Core NOI Margin Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population. Core Revenues Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries. Days to Re-resident Days to re-resident represents, for new leases started during a period, the number of days elapsed between move-out of the prior resident and the lease start date of the new resident. Net Operating Income (NOI) NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing). NOI excludes: interest expense; depreciation and amortization; general and administrative expense; property management expense; impairment and other; acquisition costs; (gain) loss on sale of property, net of tax; and interest income and other miscellaneous income and expenses. The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies. We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio. See "Reconciliation of Same Store Metrics” on the following pages for reconciliations of GAAP net income (loss) to NOI for our total portfolio and NOI for our Same Store portfolio. 93

Glossary (Cont.) Same Store / Same Store Portfolio Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized and seasoned (whether under Invitation Homes ownership or Starwood Waypoint Homes ownership), excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, and homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio. Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition. Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established. We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business. Total Homes Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Turnover Rate Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population. Value Enhancing Capex Value enhancing capex represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns. 94

Reconciliation of Same Store Metrics – 2019 Same Store Pool

Reconciliation of Total Revenues to Same Store Core Revenues, 2019 Same Store Pool
(in thousands) (unaudited)

	YTD 2019	YTD 2018	Growth
Total revenues (total portfolio)	$ 877,082	$ 856,095	
Non-Same Store revenues	(67,876)	(87,273)	
Same Store revenues	809,206	768,822	
Same Store resident recoveries	(31,783)	(24,769)	
Same Store Core revenues	$ 777,423	$ 744,053	4.5%

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, 2019 Same Store Pool
(in thousands) (unaudited)

	YTD 2019	YTD 2018	Growth	Trailing Twelve Months Ended 6/30/19
Net income (loss) available to common stockholders	$ 59,549	$ (31,646)		$ 85,451
Net income available to participating securities	215	431		601
Non-controlling interests	810	(553)		1,277
Interest expense	189,689	189,525		383,759
Depreciation and amortization	266,640	290,950		536,231
General and administrative	42,494	52,272		88,986
Property management expense	31,181	31,512		65,154
Impairment and other	7,063	10,224		17,658
Gain on sale of property, net of tax	(43,744)	(9,443)		(83,983)
Other, net	(3,735)	(3,367)		(7,326)
NOI (total portfolio)	550,162	529,905		$ 1,087,808
Non-Same Store NOI	(35,507)	(47,944)		
Same Store NOI	$ 514,655	$ 481,961	6.8%	
Same Store Core revenues	$ 777,423	$ 744,053		
Same Store Core NOI Margin	66.2%	64.8%		

Note: The Company does not provide a reconciliation of the forward-looking non-GAAP financial measures of Same Store Core revenue growth and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

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Reconciliation of Same Store Metrics – 2018 Same Store Pool

Reconciliation of Total Revenues to Same Store Core Revenues, 2018 Same Store Pool

(in thousands) (unaudited)

	FY 2018	FY 2017	Growth
Total revenues (Invitation Homes total portfolio)	$ 1,722,962	$ 1,054,456	
Starwood Waypoint Homes revenues [1]	—	547,250	
Pro Forma total revenues	1,722,962	1,601,706	
Non-Same Store revenues	(254,202)	(207,509)	
Same Store revenues	1,468,760	1,394,197	
Same Store resident recoveries	(47,487)	(34,550)	
Same Store Core revenues	$ 1,421,273	$ 1,359,647	4.5%

(1) Represents revenues generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of total revenues.

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, 2018 Same Store Pool

(in thousands) (unaudited)

	FY 2018	FY 2017	Growth
Net loss available to common stockholders	$ (5,744)	$ (105,952)	
Net income available to participating securities	817	615	
Non-controlling interests	(86)	(489)	
Interest expense	383,595	256,970	
Depreciation and amortization	560,541	309,578	
General and administrative	98,764	167,739	
Property management expense	65,485	43,344	
Impairment and other	20,819	24,093	
Gain on sale of property, net of tax	(49,682)	(33,896)	
Other, net	(6,958)	959	
NOI (total portfolio)	1,067,551	662,961	
Starwood Waypoint Homes NOI [1]	—	334,734	
Pro Forma total NOI	1,067,551	997,695	
Non-Same Store NOI	(152,664)	(121,026)	
Same Store NOI	$ 914,887	$ 876,669	4.4%
Same Store Core revenues	$ 1,421,273	$ 1,359,647	
Same Store Core NOI Margin	64.4%	64.5%	

(1) Represents NOI generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of NOI.

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Reconciliation of Same Store Metrics – 2017 Same Store Pool Reconciliation of Total Revenues to Same Store Core Revenues, 2017 Same Store Pool (in thousands) (unaudited) FY 2017 FY 2016 Growth Total revenues (total portfolio) $ 1,054,456 $ 922,587 Non-Same Store revenues (112,227) (87,390) Post-merger Legacy SWH Same Store revenues (68,421) — Adjustments to align Legacy SWH revenues with IH 912 — metric definition IH Same Store Revenue 874,720 835,197 IH Same Store resident recoveries (14,886) (9,899) IH Same Store Core revenues $ 859,834 $ 825,298 4.2% Reconciliation of Net Income (Loss) to NOI and Same Store NOI, 2017 Same Store Pool (in thousands) (unaudited) FY 2017 FY 2016 Growth Net loss available to common shareholders $ (105,952) $ (78,239) Net loss available to participating securities 615 — Non-controlling interests (489) — Interest expense 256,970 286,048 Depreciation and amortization 309,578 267,681 General and administrative 167,739 69,102 Property management expense 43,344 30,493 Impairment and other 24,093 4,207 Acquisition costs — 50 Gain on sale of property, net of tax (33,896) (18,590) Other, net 959 1,508 NOI (total portfolio) 662,961 562,260 Non-Same Store NOI (69,364) (49,735) Post-merger Legacy SWH Same Store NOI (42,503) — Adjustments to align Legacy SWH NOI with IH metric (499) — definition IH Same Store NOI $ 550,595 $ 512,525 7.4% Same Store Core revenues $ 859,834 $ 825,298 Same Store Core NOI Margin 64.0% 62.1% 97

Reconciliation of Same Store Metrics – 2016 Same Store Pool Reconciliation of Net Income (Loss) to NOI and Same Store NOI, 2016 Same Store Pool (in thousands) (unaudited) FY 2016 FY 2015 Growth Net loss $ (78,239) $ (160,208) Interest expense 286,048 273,736 Depreciation and amortization 267,681 250,239 General and administrative 69,102 79,428 Property management expense 30,493 39,459 Impairment and other 4,207 4,584 Acquisition costs 50 275 Gain on sale of property, net of tax (18,590) (2,272) Other, net 1,508 2,846 NOI (total portfolio) 562,260 488,087 Non-Same Store NOI (125,132) (83,515) IH Same Store NOI $ 437,128 $ 404,572 8.0% 98